UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

ZETA GLOBAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40464	80-0814458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Park Ave, 33rd Floor

New York, NY 10016

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 967-5055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ZETA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Zeta Global Holdings Corp.’s (the “Company”) amended and restated certificate of incorporation (the “Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 14, 2021, and its amended and restated bylaws (the “Bylaws”) became effective in connection with the closing of the initial public offering of shares of the Company’s Class A common stock. As described in the Registration Statement on Form S-1 (File No. 333-255499), as amended, the Company’s board of directors previously approved the amendment and restatement of these documents to be effective immediately prior to the closing of the Company’s initial public offering.

As amended and restated, the Certificate of Incorporation and the Bylaws contain provisions that, among other things:

•

permit our board of directors to issue up to 200,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•	provide that our board of directors will be classified into three classes of directors, divided as nearly as equal in number as possible;

•

provide that if the holders of Class B common stock no longer hold at least a majority of the voting power of the outstanding shares of our common stock, any director or our entire board of directors may be removed from office at any time, but only for cause by the holders of a majority in voting power of the shares of our capital stock then entitled to vote at an election of director;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that, subject to the terms of any series of preferred stock, if the holders of shares of Class B common stock no longer hold at least a majority of the voting power of the outstanding shares of our common stock, any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of the stockholders and may not be effected by consent in lieu of a meeting;

•

provide that special meetings of our stockholders may be called only by (i) our board of directors (ii) the Chairman of the our board of directors, (iii) our Chief Executive Officer or (iv) for so long as any shares of Class B common stock remain outstanding, the holders of a majority of the outstanding shares of Class B common stock;

•

so long as any shares of Class B common stock remain outstanding, require the prior affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, voting as a separate class to consummate a Change of Control Transaction (as defined in our Certificate of Incorporation);

•	require the consent of the holders of Class B common stock and/or Class A common stock to effectuate certain amendments to our Certificate of Incorporation and the Bylaws;

•

provide that the restrictions set forth in Section 203 of the Delaware General Corporation (“DGCL”) shall be applicable to us in the event that no holder of Class B common stock owns shares of our capital stock representing at least fifteen (15%) of the voting power of all the then outstanding shares of our capital stock;

•

not provide for cumulative voting rights, therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose;

•

unless the Company consents in writing to the selection of an alternative forum, designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by, or any other wrongdoing by, any of the Company’s current or former directors, officers, other employees, agents or stockholders to the Company or its stockholders; (iii) any action asserting a claim against us arising under the DGCL, our amended and restated certificate of incorporation, or our amended and restated bylaws (as either may be amended from time to time) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (iv) any action asserting a claim related to or involving the Company that is governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction. If any action the subject matter of which is within the scope of this provision is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by applicable law, be deemed to have consented to (A) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this provision and (B) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder; and

•

designate the federal district courts of the United States, to the fullest extent permitted by law, as the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the Certificate of Incorporation and the Bylaws is qualified in its entirety by reference to (1) the Certificate of Incorporation filed as Exhibit 3.1 hereto and (2) the Bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On June 14, 2021, the Company completed its initial public offering of 14,773,939 shares of its Class A common stock at a price to the public of $10.00 per share and a secondary offering of 6,726,061 shares of the Company’s Class A common stock at the price to the public of $10.00 per share by certain selling stockholders. The gross proceeds to the Company from the initial public offering were approximately $132.7 million, after deducting underwriting discounts and commissions and before estimated offering expenses payable by the Company and the gross proceeds to the selling stockholders were approximately $67.3 million. The Company has agreed to bear the costs associated with the sale of shares of Class A common stock by the selling stockholders. The selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 3,225,000 shares of common stock at the initial public offering price, less the underwriting discounts and commissions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Zeta Global Holdings Corp.

3.2	Amended and Restated Bylaws of Zeta Global Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeta Global Holdings Corp.

Date: June 15, 2021	By:	/s/ Christopher Greiner
Christopher Greiner
Chief Financial Officer